As filed with the Securities and Exchange Commission on December 22, 1997.

                                                     Registration No. 33-96716



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 9 TO
                                    Form S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
               (Exact name of registrant as specified in charter)




        NEW YORK                                       7011
-----------------------------------    ----------------------------------
(State or other jurisdiction of                      (Primary Standard
incorporation or organization)              Industrial Classification Code No.)


          16-1485632                            100 Corporate Woods
----------------------------------           Rochester, New York 14623
      (IRS Employer ID No.)                        (716) 272-2300
                                        ----------------------------------

                                        (Address, including zip code, and
                                        telephone number, including area code
                                        of registrant's principal executive
                                        offices)




                               Essex Partners Inc.
                            John E. Mooney, President
                               100 Corporate Woods
                            Rochester, New York 14623
                                 (716) 272-2300
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:
                             Thomas E. Willett, Esq.
                           Harris Beach & Wilcox, LLP
                              130 East Main Street
                            Rochester, New York 14604
                                 (716) 232-4440


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a), may determine.

                         Post-Effective Amendment No. 9
                          Deregistration of Securities

         Essex Hospitality Associates IV L.P., a New York limited partnership (the "Partnership") hereby amends its Registration Statement on Form S-1, as amended, file number 33-96716 (the "Registration Statement") pursuant to which it registered $5,000,000 limited partnership units (the "Units"), $10,000,000 of the Partnership's notes secured by first mortgage liens on the Partnership's hotels, together with improvements thereon (the "Mortgage Notes") and $6,000,000 of the Partnership's subordinated notes (the "Notes"), in accordance with the Securities Act of 1933, as amended.

         At 5:00 p.m., Eastern Standard Time, on November 24, 1997, the Partnership had raised gross offering proceeds of $8,289,477, consisting of $5,413,000 Notes and $2,876,477 from the sale of 2,967 Units, which were sold subject to volume and timing discounts.

         The Partnership, pursuant to this Post Effective Amendment No. 9, hereby removes from registration the $587,000 Notes, the 2,033 Units, and the $10,000,000 Mortgage Notes not sold under the Registration Statement.

                                     PART II

                     Information Not Required in Prospectus

ITEM 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses in connection with the issuance and distribution of the Units and Notes registered, other than underwriting discounts and commissions. All amounts except the filing fee payable to the Securities and Exchange Commission and the NASD are estimates.

SEC Filing Fee                                   $     7,241.42
NASD Filing Fees                                       2,600.00
Legal Fees and Expenses                              112,000.00
Accountants Fees and Expenses                         35,500.00
Printing and Engraving Fees                           19,800.00
Blue Sky qualification fees and expenses              21,275.00
Miscellaneous                                          4,200.00
                                                 --------------
Total                                            $   202,616.42
                                                 ==============

-------------------------------
No securities to be registered are to be offered for the account of security holders.

ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Amended and Restated Partnership Agreement of the Registrant provides that the Registrant shall indemnify the General Partner and any persons affiliated with the General Partner for any liability, loss or damage incurred by it or the Registrant by reason of any act performed or omitted to be performed by it when acting in connection with the business of the Registrant including costs, attorney's fees and amounts expended, provided that such course of conduct did not constitute fraud or gross negligence by it. Persons affiliated with the General Partners shall be indemnified only for liabilities arising out of activities in which they engage on behalf of the Registrant or in connection with its business which are permitted to be performed by them under the Partnership Agreement and which are duly authorized by the General Partner.

         No person may be indemnified from any liability, loss or damage incurred in connection with violations of federal or securities laws, or any liability imposed by law, such as liability for fraud, bad faith or gross negligence; provided, however, that indemnification will be allowed in certain instances for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits if: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations; or (ii) a court dismisses such count involving alleged securities laws violations with prejudice; or (iii) a court approves settlement and finds that indemnification should be made.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES

         The Registrant has made no prior offers or sales of its securities.

ITEM 16.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

             (a) Furnish exhibits as required by Item 601 of Regulation S-K.

             1.  (a) Form of Dealer Manager Agreement to be entered into between the Registrant and Essex Capital Markets Inc.*

                 (b) Form of Soliciting Dealer Agreement to be entered into between Essex Capital Markets Inc. and other broker-dealers selling Units and Notes.*

             3.  (a) Amended and Restated Limited Partnership Agreement is
                     appended to the Prospectus as Exhibit A.*

                 (b) Certificate of Limited Partnership of the Registrant.*

             4.  (a) Form of Subscription Agreement and
                     Partner Note for investors purchasing Limited Partnership Units are appended to the Prospectus as Exhibit C.*

                 (b) Form of  Indenture  for  Mortgage  Notes to be entered into between the Registrant and Manufacturers and Traders Trust Company, as Trustee.*

                 (c) Form of Indenture for Subordinated Notes to be entered into between the Registrant and Manufacturers and Traders Trust Company, as Trustee.*

                 (d) Form of Subordinated  Note is appended to the Prospectus as
                     Exhibit B.*(1)

                 (e) Form of  Mortgage  Note is appended  to the  Prospectus  as
                     Exhibit B-2.*(2)

                 (f) Form of Fee Mortgage  and Security  Agreement to be granted by the Registrant to Manufacturers and Traders Trust Company, as Trustee.*

                 (g) Form of Leasehold  Mortgage  and  Security  Agreement to be
                     granted by the Registrant to Manufacturers and Traders Trust Company, as Trustee.*

                 (h) Form of  Mortgage  Consolidation,  Spreader,  Modification,
                     Extension and Security Agreement to be entered into between the Registrant and Manufacturers and Traders Trust Company, as Trustee.*

                 (i) Form  of  Guaranty  of  Completion  to be  given  by  Essex
                     Partners  Inc.  to  the   Registrant  is  appended  to  the
                     Prospectus as Exhibit D.*(2)

             5. Opinion of Harris Beach & Wilcox, LLP as to the legality of the securities being registered (including consent).*

             8.  Opinion of Harris Beach & Wilcox, LLP as to tax matters.*

            10. Form of Escrow Agreement to be entered into between the Registrant and Manufacturers and Traders Trust Company.*

           10.1 Mortgage Note given by Solon Hotel LLC to GMAC Commercial Mortgage Corporation, dated July 7, 1997.*

           10.2 Open-End Mortgage, Assignment of Leases and Profits, Security Agreement and Fixture Filing given by Solon Hotel LLC to GMAC Commercial Mortgage, dated July 7, 1997.*

           10.3 Guaranty Agreement given by Essex Partners Inc. to GMAC Commercial Mortgage Corporation, dated July 7, 1997.*

           10.4 Pledge and Assignment of Membership Interests given by the Partnership and Essex Hotels LLC to GMAC Commercial Mortgage Corporation, dated July 7, 1997.*

           10.5 Pledge and Assignment of Membership Interests given by the Partnership to GMAC Commercial Mortgage Corporation dated July 7, 1997.*

           23.   Consents of experts.

                 (a) Consent of counsel is included in Exhibit above.

                 (b) Consent of KPMG Peat Marwick, LLP.*

                 (c) Consent of Coopers & Lybrand, LLP.*

           25.   Statement  of  Eligibility   and   Qualification   under  Trust
                 Indenture Act of 1939 on Form T-1 for Manufacturers and Traders Trust Company.*

           27.   Article 5 Financial Data Schedule*

           28.   (a) Forms of Agreements - Promus Hotel Corporation.*

                 (b) Form of Franchise Agreement - Marriott International,  Inc.
                     (Courtyard by Marriott(R)).*

                 (c) Form  of  Franchise  Agreement  -  Microtel  Franchise  and
                     Development Corporation.*

                 (d) Form of Management Agreement to be entered into between the
                     Registrant and Essex Partners Inc.*

                 (e) Form of Franchise Agreement - Marriott International,  Inc.
                     (Fairfield Inn).*

                 (f) Form of  Franchise  Agreement  -  Microtel  Inns and Suites
                     Franchising, Inc.*

           99.1  Articles of Organization of Solon Hotel LLC.*

           99.2  Articles of Organization of Erie Hotel LLC.*

           99.3  Article of Organization of Essex Hotels LLC, as amended.*

           99.4  Articles of Organization of Essex Hotels II LLC.*

           99.5 Prior Performance Table VI - Essex and Affiliates Acquisitions of Properties by Programs.*
--------------------------

*        Previously filed.
(1) Appended as Exhibit B-1 to the Prospectus contained in Registrant's Registration Statement on Form S-1 (Registration No. 33-96716) and all Post-Effective Amendments thereto up to and including Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-1.
(2) Appended as Exhibits to the Prospectus contained in Registrant's Registration Statement on Form S-1 (Registration No. 33-96716) and all Post-Effective Amendments thereto up to and including Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-1.

ITEM 17.     UNDERTAKINGS

         Rule 415 Offerings:

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registration which remain unsold at the termination of the offering.

         ACCELERATION OF EFFECTIVENESS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         GUIDE 5

         The registrant  undertakes:  (a) to file any  prospectuses  required by
Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

         The registrant undertakes to send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         The registrant undertakes to provide to the Limited Partners the financial statements required by Form 10-K for the first full year of operations of the partnership.

         The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Limited Partners. Each sticker supplement shall also disclose all compensation and fees received by the General Partner and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

         The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e. the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

                                   SIGNATURES

         Pursuant to the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 9 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York on December 22, 1997.

                                  ESSEX HOSPITALITY ASSOCIATES IV L.P.
                                  By:     Essex Partners Inc.
                                  Its:    General Partner


                                  By:     /s/ John E. Mooney
                                          John E. Mooney
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                 Principal Executive Officer of General Partner:

 Dated:  December 22, 1997       /s/ John E. Mooney
                                 John E. Mooney
                                 President and Chief Executive Officer


                                 Principal Financial and Accounting Officer of General Partner:

 Dated:  December 22, 1997       /s/ Richard C. Brienzi
                                 Richard C. Brienzi
                                 Vice President and Treasurer


                                 Executive Vice President of General Partner:

 Dated:  December 22, 1997       /s/ Jerald P. Eichelberger
                                 Jerald P. Eichelberger
                                 Executive Vice President


                                 The Board of Directors of General Partner:

 Dated:  December 22, 1997       /s/ John E. Mooney
                                 John E. Mooney, Director

 Dated:  December 22, 1997       /s/ Jerald P. Eichelberger
                                 Jerald P. Eichelberger, Director

                                 * /s/ Barbara J. Purvis
                                 Barbara J. Purvis, Director

 Dated:  December 22, 1997       /s/ Richard C. Brienzi
                                 Richard C. Brienzi, Director


 Dated:  December 22, 1997   *By: /s/ John E. Mooney
                                 John E. Mooney, as Attorney-in-Fact